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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

(AMENDMENT NO. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0575839
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2555 Townsgate Road Westlake Village, California	90361
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 000-33367
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

        This Form 8-A/A (Amendment No. 1) amends and supplements the information set forth in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by United Online, Inc., a Delaware corporation (the "Registrant"), on November 23, 2001 (file number 000-33367).

Item 1. Description of Registrant's Securities to be Registered

        On April 29, 2003, the Board of Directors of the Registrant voted to amend the Rights Agreement, dated as of November 15, 2001 (the "Rights Agreement"), between the Registrant and U.S. Stock Transfer Corporation. Effective as of April 29, 2003, the Rights Agreement was amended to (i) increase the Purchase Price (as defined in the Rights Agreement) from $25.00 to $140.00 and (ii) make certain other minor changes.

        A copy of Amendment No. 1 to Rights Agreement ("Amendment No. 1") is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 1.

Item 2. Exhibits

2.1*	Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)
4.1*
Rights Agreement, dated as of November 15, 2001, between Registrant and U.S. Stock Transfer Corporation which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, and the form of Rights Certificate as Exhibit B
4.2+	Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, between Registrant and U.S. Stock Transfer Corporation

*
Previously filed as an Exhibit to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2001, and incorporated herein by reference

+
Previously filed as an Exhibit to Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 1, 2003, and incorporated herein by reference

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2003	UNITED ONLINE, INC.

	By:	/s/ CHARLES S. HILLIARD
		Name:	Charles S. Hilliard
		Title:	Executive Vice President, Finance and Chief Financial Officer

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INDEX OF EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)
4.1*
Rights Agreement, dated as of November 15, 2001, between Registrant and U.S. Stock Transfer Corporation which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, and the form of Rights Certificate as Exhibit B
4.2+	Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, between Registrant and U.S. Stock Transfer Corporation

*
Previously filed as an Exhibit to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2001, and incorporated herein by reference

+
Previously filed as an Exhibit to Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 1, 2003, and incorporated herein by reference

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SIGNATURE
INDEX OF EXHIBITS